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                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1999-1


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                                                                                                       Distribution Date: 5/17/99
                                                                                                             Period Type: Revolving

Section 5.2 - Supplement                                       Class A          Class B         Collateral               Total
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
(i)    Monthly Principal Distributed                                 0.00              0.00              0.00                 0.00

(ii)   Monthly Interest Distributed                          3,390,833.33        295,347.22        430,446.43         4,116,626.98
       Deficiency Amounts                                            0.00              0.00                                   0.00
       Additional Interest                                           0.00              0.00                                   0.00
       Accrued and Unpaid Interest                                                                       0.00                 0.00

(iii)  Collections of Principal                             90,147,727.56      7,512,310.63      9,658,685.11       107,318,723.31
       Receivables

(iv)   Collections of Finance Charge Receivables            11,147,205.81        928,933.82      1,194,343.48        13,270,483.11

(v)    Aggregate Amount of Principal Receivables                                                                 18,471,318,946.69

                        Investor Interest                  750,000,000.00     62,500,000.00     80,357,143.00       892,857,143.00
                        Adjusted Interest                  750,000,000.00     62,500,000.00     80,357,143.00       892,857,143.00

                                         Series
       Floating Investor Percentage          4.83%                 84.00%             7.00%             9.00%               100.00%
       Fixed Investor Percentage             4.83%                 84.00%             7.00%             9.00%               100.00%

(vi)   Receivables Delinquent (As % of
       Total Receivables)
               Current                                                                                                       96.17%
               30 to 59 days                                                                                                  1.21%
               60 to 89 days                                                                                                  0.84%
               90 or more days                                                                                                1.78%
                                                                                                                 ------------------
                        Total Receivables                                                                                   100.00%

(vii)  Investor Default Amount                               3,668,061.93        305,671.83        393,006.64         4,366,740.40

(viii) Investor Charge-Offs                                          0.00              0.00              0.00                 0.00

(ix)   Reimbursed Investor Charge-Offs/Reductions                    0.00              0.00              0.00

(x)    Servicing Fee                                           625,000.00         52,083.33         66,964.29           744,047.62

(xi)   Portfolio Yield (Net of Defaulted Receivables)                                                                       11.97%

(xii)  Reallocated Monthly Principal                                                   0.00              0.00                 0.00

(xiii) Closing Investor Interest (Class A Adjusted)        750,000,000.00     62,500,000.00     80,357,143.00       892,857,143.00

(xiv)  LIBOR                                                                                                              4.92625%

(xv)   Principal Funding Account Balance                                                                                      0.00

(xvii) Accumulation Shortfall                                                                                                 0.00

(xviii)Principal Funding Investment                                                                                           0.00
       Proceeds

(xx)   Principal Investment Funding                                                                                           0.00
       Shortfall

(xxi)  Available Funds                                      10,522,205.81        876,850.48      1,127,379.20        12,526,435.49

(xxii) Certificate Rate                                          5.08625%          5.31625%          6.12625%

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